Presentation for REITWeek 2009:
NAREIT’s Investor Forum®
June 2009

Unless otherwise indicated, all information contained in this presentation is as of March 31, 2009.  This presentation contains references to Funds from Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”).  Such measurements are not generally accepted accounting principles (“GAAP”).  Please refer to page 31 for definitions of FFO and FFO+GOS and for information on the use of non-GAAP financial measures and to pages 32 and 33 for a reconciliation of GAAP net income to FFO and FFO+GOS.  Past financial performance is not a guarantee of future financial performance.  Franklin Street Properties Corp. (“FSP”) assumes no obligation to update or revise the financial information contained in this presentation.

The Franklin Street Properties Story

Franklin Street Properties Today

Franklin Street Properties Strategy

Appendix

Company Overview

Platform

• Nationally focused office REIT

• Integrated acquisition, financing and disposition capabilities

• Investment banking franchise syndicates equity private placements for sponsored REITs

• Asset Manager of sponsored REITs

Assets

• Owns 29 properties totaling approximately 5.4 million sq. feet (1)

• Manages 11 additional properties totaling approximately 4.1 million sq. feet (1)(3)

• Focus on core suburban and select CBD markets

• Investment in some sponsored REITs, no joint ventures

Balance Sheet

• Clean balance sheet with low leverage and no permanent long-term debt

• Total market capitalization of approximately $1.0 billion (1)

• Debt to total capitalization of approximately 14.9% (1)(2)

History/Ownership

• Listed shares and began trading on American Stock Exchange (now NYSE Amex) on June 2, 2005

• Has not raised funds with a public offering

• Institutional ownership of 42.6% (4)

• Insider ownership of 14.9% (5)

_____________________
(1)     At 3/31/2009.
(2)     Calculated by dividing debt by debt plus stockholders’ equity.
(3)     Excludes property under construction in Broomfield, CO of approximately 285,000 sq. feet.
(4)     Per SNL Financial as of 3/31/2009.
(5)     As of 5/18/2009.

Management Team

Team Strengths Drive Business Model

Prudent Management
Clean Balance Sheet
Efficient Access to Capital
Selectively target acquisitions
Manage assets to maximize value
Total return strategy: income plus gains
Recycle assets to maximize returns
High-Quality Assets
Investment Banking / Asset Management Platform

FSP Profit Centers

FFO + GOS = Total Profits

Sources of Income and Consistent Core FFO Growth
($ amounts in 000s)
Three Sources of Income
Core FFO(1)
_____________________
(1)    Excludes Investment Banking segment FFO and Gains on Sale.

Growth in Real Estate Assets and Capital Structure
($ amounts in 000s)

A Geographically Diverse Portfolio

Owned Office Building
Owned Industrial Property
Managed Office Building
Managed Office Building – Under Construction

Balanced Market Exposure

Portfolio by Sq. Feet

Pacific
5.5%
East
21.5%
Mountain
14.6%
East North
Central
11.0%
Southwest
27.5%
West North
Central
8.8%
Southeast
11.1%

Portfolio by 1Q 2009
GAAP NOI

Pacific
2.2%
East
20.5%
Mountain
18.2%
East North
Central
8.6%
West North
Central
8.7%
Southwest
28.7%
Southeast
13.1%

Consistent Occupancy in Owned Portfolio

Diverse Tenant Roster

_____________________
As of March 31, 2009.
(1)
Capital One currently sublets all of the space to LandAmerica Financial Group, Inc. LandAmerica Financial Group, Inc.’s direct lease with FSP begins when the Capital One lease expires on Oct. 31, 2009.  On November 26, 2008, LandAmerica Financial Group, Inc. filed a voluntary motion for relief under chapter 11 of the Bankruptcy Code.  As of April 24, 2009, no motion to assume or reject the direct lease has been filed by LandAmerica Financial Group, Inc., although such a motion is expected on or before June 24, 2009.

(2)	As a percentage of square footage.

Manageable Lease Expirations

Annual Percentage Lease Expirations

_____________________
(1)    Average of annual percentage lease expirations for BDN, OFC, KRC, LXP, PKY and PSB.

Strategic Asset Dispositions
($ amounts in 000s)

•	Proven track record of selling assets to recycle capital into higher return investments

•	Sell for the following reasons:
–	Exit overheated markets where price substantially exceeds replacement cost
–	Exit asset class (i.e., apartments)
–	Size / age considerations
–	Realize / maximize return on investment life cycle

Acquisition Case Study – Park Ten II
Houston, TX

• Acquired May 2008

• 156,746 sq. feet; 98% leased by four tenants

• Secured anchor tenant during lease-up (133,786 sq. foot, 10-year lease)

• Adjacent to another FSP-owned building, providing economies of scale in management

• Strong economic fundamentals in Houston market due to oil and gas industry

Acquisition Case Study – 390 Interlocken
Broomfield, CO

• Acquired December 2006

• 241,516 sq. feet; 97.2% leased by 13 tenants

• Largest tenant occupies approximately 83,620 sq. feet pursuant to a 10-year lease

• Already owned one adjacent building and currently syndicating spec development of another

• Strong economic fundamentals in Denver MSA and Boulder submarket due to technology and energy industries

Disposition Case Study – Fair Lakes
Fairfax, VA

• Sold May 2006 • Acquired June 2003 • 210,993 sq. feet; 100% leased when sold • Built in 1987 • Significant lease roll in 3 years following

Total return on investment of 87.2%

Disposition Case Study – Plaza Ridge
Herndon, VA

• Sold December 2006

• Acquired June 2003

• 158,016 sq. feet; 100% leased when sold

• Built in 2000

• FSP saw real estate values in northern Virginia market peaking with no significant additional investment upside

Total return on investment of 117.3%

Investment Banking Segment

Investment Banking FFO as a % of Total FFO

•	Investment banking segment employs seven broker/dealers and generates syndication and transaction fees from non-traded REITs sponsored by FSP

•	Non-traded REITs sponsored by FSP target opportunities deemed out of the risk/reward profile for FSP (development, significant value-add)

•	Sponsored REITs provide fee and other income to FSP in addition to transactional investment banking revenue

–	Asset management fees

–	Interest income from loans to sponsored REITs

Gross Syndication Proceeds

Total Capital Raised for Sponsored REIT

•	Decline in activity in 2005-2007 shows impact of cap rate compression

–	Compelling opportunities were more difficult to find for sponsored REIT investors

–	Lower yields from cap rate changes reduced investor interest

•	2008-present reflects investor uncertainty in current environment

Historical Returns

Ten-Year Investment Performance(1)(2)

_____________________
(1)	All price values prior to June 2, 2005 were estimated by FSP in consultation with third party advisors and do not reflect actual trades.
(2)	Return figures assume no reinvestment of dividends.

Total Return Comparisons

2008 Total Return Comparison(1)

LTM Total Return Comparison(1)

_____________________
Source: SNL Financial. As of May 22, 2009.
(1)    Total return figures assume the reinvestment of dividends.
(2)    Includes: BDN, OFC, KRC, LXP, PKY, PSB.

The Franklin Street Properties Story

Franklin Street Properties Today

Franklin Street Properties Strategy

Appendix

Current Market Dynamics Play to Our Strengths...

Result: Outstanding Growth Opportunity with Lower Risk

Our Market Strategy

- Maintain focus on high-quality assets / tenants
  - Manage properties to mitigate the impact of current economic environment
    - Opportunistic acquisitions of high quality, low risk assets at great prices
    - Low cost and lower risk incremental debt
  - Capitalize on additional growth opportunities when available

Property Acquisition Principles

☑	Reasonable price / excellent value at or below replacement cost

☑	Target selected, high-growth markets within the existing footprint

☑	Excellent location relative to local economies and opportunities for long-term economic growth

☑	Well constructed, broad user appeal

☑	Reasonable lease terms with quality tenants

☑	Aggressively manage and upgrade

☑	Sell when market timing is appropriate

Our Approach to Debt

•	Exploring various options
–	Unsecured debt
–	Mortgage debt attached to portfolio

•	Prioritize low cost and balance sheet flexibility

•	At suitable times → raise capital to reduce debt levels and continue overall growth strategy

•	Expand leverage overall to long-term target range of 10-40%

Outstanding Balance Sheet and Liquidity(1)

Capital Structure		Liquidity

Equity Market Cap:	$866.9M	Cash on Hand:	$27.7M

Debt:	$147.5M	Undrawn Revolver:	$177.5M

Total Market Capitalization:	$1,014.4M	Total Available Liquidity:	$205.2M

Unsecured Revolver		Unsecured Term Loan

Outstanding:	$72.5M	Outstanding:	$75.0M

Capacity:	$250.0M	Maturity:	October 15, 2011
Can be extended to 2013
Maturity:	August 11, 2011
		Rate:	Swapped to fixed at 5.84%
Rate:	LIBOR + 100 bps,
1.53% at 3/31/2009

_____________________
(1)    As of 3/31/2009.

Priorities Going Forward

The Franklin Street Properties Story

- Franklin Street Properties Today
- Franklin Street Properties Strategy
- Appendix

Historical Profit Perspectives

(in 000's except per share data)	Actual Results for the Year Ended
	31-Dec-08	31-Dec-07	31-Dec-06	31-Dec-05	31-Dec-04	31-Dec-03	31-Dec-02	31-Dec-01

Total profits (FFO+GOS)	$69,203	$98,838	$142,716	$97,155	$61,115	$56,048	$32,259	$30,165

Weighted Average Shares	70,481	70,651	67,159	56,847	49,628	39,214	24,606	24,512

Total Profits per Share	$0.98	$1.40	$2.13	$1.71	$1.23	$1.43	$1.31	$1.23

Distributions per Share	1.00	1.24	1.24	1.24	1.24	1.36	1.24	1.18

Total Profit exceeds distributions per Share by:	$(0.02)	$0.16	$0.89	$0.47	$(0.01)	$0.07	$0.07	$0.05

% of Distributions to Total Profits	102%	89%	58%	73%	101%	95%	95%	96%

Total profits per share consist of:

FFO from Properties	$0.95	$0.93	$1.05	$1.02	$0.93	$0.87	$0.68	$0.59
FFO from Investment Banking	0.03	0.13	0.17	0.15	0.30	0.40	0.63	0.64
FFO Combined	0.98	1.06	1.22	1.17	1.23	1.27	1.31	1.23
GOS per Share	-	0.34	0.91	0.54	-	0.16	-	-
Total profits (or FFO+GOS)	$0.98	$1.40	$2.13	$1.71	$1.23	$1.43	$1.31	$1.23

Use of Non-GAAP Financial Measures

Definition of Funds From Operations (“FFO”), and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS” or “Total Profits”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property, and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Quarterly Reconciliation of GAAP Net Income to FFO and FFO + GOS

	For the three months ended:
	31-Mar-09	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08

Net income	$7,808	$7,386	$10,534	$7,420	$6,619
(Gain) Loss on sale of assets	-	-	-	-	-
GAAP income from non-consolidated REITs	(792)	(793)	(694)	(680)	(580)
Distributions from non-consolidated REITs	1,615	546	1,731	1,561	1,510
Depreciation & amortization	8,707	8,498	8,712	8,783	8,650
Funds From Operations (FFO)	17,338	15,637	20,283	17,084	16,199
Plus gains on sales of assets (GOS)	-	-	-	-	-
FFO+GOS (Total Profits)	$17,338	$15,637	$20,283	$17,084	$16,199

Per Share Data:
EPS	$0.11	$0.10	$0.15	$0.11	$0.09
FFO	0.25	0.22	0.29	0.24	0.23
GOS	-	-	-	-	-
FFO+GOS	0.25	0.22	0.29	0.24	0.23

Weighted Average Shares (basic and diluted)	70,481	70,481	70,481	70,481	70,481

Annual Reconciliation of GAAP Net Income to FFO and FFO + GOS

	For the year ended December 31:
	2008	2007	2006	2005	2004	2003	2002	2001

Net income	$31,959	$61,085	$110,929	$75,116	$47,763	$46,380	$27,312	$25,368
(Gain) Loss on sale of assets	-	(23,789)	(61,438)	(30,493)		(6,362)
GAAP income from non-consolidated REITs	(2,747)	472	(1,043)	(1,418)	(1,472)	(965)	(752)	(255)
Distributions from non-consolidated REITs	5,348	1,806	783	1,217	1,582	832	519	255
Depreciation & amortization	34,643	35,475	32,047	22,240	13,242	9,801	5,180	4,797
Funds From Operations (FFO)	69,203	75,049	81,278	66,662	61,115	49,686	32,259	30,165
Plus gains on sales of assets (GOS)	-	23,789	61,438	30,493		6,362
FFO+GOS (Total Profits)	$69,203	$98,838	$142,716	$97,155	$61,115	$56,048	$32,259	$30,165

Per Share Data:
EPS	$0.45	$0.86	$1.65	$1.32	$0.96	$1.18	$1.11	$1.03
FFO	0.98	1.06	1.22	1.17	1.23	1.27	1.31	1.23
GOS	-	0.34	0.91	0.54	-	0.16	-	-
FFO+GOS	0.98	1.40	2.13	1.71	1.23	1.43	1.31	1.23

Weighted Average Shares (basic and diluted)	70,481	70,651	67,159	56,847	49,628	39,214	24,606	24,512

Safe Harbor Statement

This presentation may contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty including, without limitation, our continued qualification as a real estate investment trust, the ability to enter into new leases or renew existing leases on favorable terms, dependence on the financial condition of our tenants, changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in our sponsored real estate investment trusts, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  Readers are advised to refer to the “Risk Factors” section of our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for additional information concerning these risks and uncertainties.  Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not undertake a duty to update or revise any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise.